Exhibit 4.5
Execution Copy
Dated April 18th, 2007
WINNER CROWN HOLDINGS LIMITED
(“Party A”)
and
MS. TONG TONG ZHAO
(“Party B”)
and
MR. JOHN JIONG WU
(“Party C”)
and
INVESTORS
(“Party D”)
and
CHINA LODGING GROUP, LIMITED
(“Company”)

SUPPLEMENTAL AGREEMENT
of
ORDINARY SHARE AND SERIES A PREFERRED SHARE
PURCHASE AGREEMENT
Relating to
CHINA LODGING GROUP, LIMITED

Execution Copy
THIS SUPPLEMENTAL AGREEMENT (this “Agreement”) is made and entered into as of April 18th, 2007 by and between:
1.	WINNER CROWN HOLDINGS LIMITED, a company incorporated in the British Virgin Islands under company No. 618532 having its registered office at Akara Bldg., 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands (“Party A”);

2.	MS. TONG TONG ZHAO, (Canadian passport number: JW698597), 5-22C, 118 Ziyun Road, Shanghai, 200051, P.R.China (“Party B”);

3.	MR. JOHN JIONG WU, (United States passport number: 302014663), 774 Mays Blvd. #Ste 10 — 337, Incline Village, NV 89452, USA (“Party C”);

4.	MR. QI JI, (PRC passport number: G11395585), B1-1102, Haitian Garden, 1481 Huqingping Road, Shanghai, 201702, P.R.China;

5.	Each of the holder of the Series A Preferred Shares (persons or entities) listed on Schedule A hereto (collectively “Investors” and each the “Investor”)

6.	CHINA LODGING GROUP, LIMITED, a company incorporated in Cayman Islands under company No. 179930 having its registered office at the office of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands(“the Company”).
WHEREAS:
A.	All parties have entered into an Ordinary Share and Series A Preferred Share Purchase Agreement (“the SPA”) dated February 4th 2007;

B.	In the section 9 (“the Section”) of the SPA, all parties agreed that unless all the conditions precedent set out in section 5 and section 6 of the SPA is fulfilled or waived on or before 1st May, 2007, the SPA shall be terminated on 1st May, 2007;

C.	All parties agreed to enter into this Agreement to modify the Section .
WITNESSETH
THE PARTIES HEREBY AGREE AS FOLLOWS:
1.	Definitions and Interpretation

Unless otherwise stated in this Agreement, terms defined in the SPA shall have the same meanings when used herein.

Execution Copy
2.	Modification of the Section

All Parties agreed to modify the Section as following:
     Each party hereto shall use its best endeavors to fulfill or procure the fulfillment of the conditions specified in Section 5 and Section 6 (“Conditions Precedent”) relating to it/him on or before the date of Completion. If any of the Conditions Precedent relating to any Party hereto is not fulfilled or waived in writing by the other Parties so entitled to do so in accordance with the foregoing provisions of this Section on or before 1st July, 2007, then unless the other Parties hereto agree otherwise in writing, this Agreement shall forthwith cease to have further effect and be null and void and no party hereto shall have any obligation or liability to or any claim or demand against any other parties hereto under this Agreement, except for any antecedent obligations and liabilities and except for any failure to use its best endeavors to fulfill or procure the fulfillment of the Conditions Precedent relating to it/him as aforesaid
3.	Governing Law and Dispute Resolution.

This Agreement shall be construed and governed by the laws of the People’s Republic of China. Any dispute or difference arising out of or in connection with this Agreement shall be referred to and determined by arbitration at China International Economic and Trade Arbitration Commission in accordance with its applicable Arbitration Rules if the dispute cannot be settled through amicable consultation. The arbitration shall be conducted in Shanghai, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on the Parties.
4.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.	Entire Agreement.

This Agreement constitutes the entire agreement and understanding between the parties and, unless express stated herein otherwise, supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto, whether oral, written or otherwise.
[The remainder of this page has been left intentionally blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SIGNED by	)

for and on behalf of WINNER	)
CROWN HOLDINGS LIMITED	)
in the presence of:-)

SIGNED by	)

MS. TONG TONG ZHAO	)
in the presence of:-)

SIGNED by	)

MR. JOHN JIONG WU	)
in the presence of:-)

SIGNED by	)

for and on behalf of POWERHILLS	)
HOLDING LIMITED	)
in the presence of:-)

SIGNED by	)

for and on behalf of CHINA	)
LODGING GROUP LIMITED	)
in the presence of:-)

SCHEDULE A
INVESTORS

			Series A
			Preferred
			Shares
Investor(s)	Identification	Address	Subscribed
Powerhill Holding Limited	Company No. 571975	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands	40,000,000

Mr. John Jiong WU	United States passport No. 302014663	774 Mays Blvd. #Ste 10 — 337, Incline Village, NV 89452, USA	4,000,000

		Total	44,000,000